UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 19, 2023

LF Capital Acquisition Corp. II

(Exact name of registrant as specified in its charter)

Commission file number 001-41071

Delaware	86-2195674
(State or other jurisdiction of incorporation )	(I.R.S. Employer Identification Number)

1909 Woodall Rodgers Freeway, Suite 500

Dallas, Texas 75201

(Address of registrant’s principal executive offices) (Zip Code)

(214) 740-6105

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock and one-half of one Redeemable Warrant	LFACU	The Nasdaq Stock Market LLC
Class A Common Stock, $0.0001 per share	LFAC	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	LFACW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On September 19, 2023, the directors (the “Directors”) of LF Capital Acquisition Corp. II (the “Company”) determined to dissolve and liquidate the Company in accordance with the provisions of the Company’s Amended and Restated Certificate of Incorporation (as further amended on February 17, 2023 and June 27, 2023, the “Certificate of Incorporation”), and the Investment Management Trust Agreement, between the Company and Continental Stock Transfer & Trust Company (“CST” or the “Trustee”), dated as of November 16, 2021 (the “Trust Agreement”). Accordingly, the Company will redeem all of its Class A Common Stock, $0.0001 par value (the “Public Shares”) that were issued in its initial public offering (the “IPO”), at a per-share redemption price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account (as defined in the Trust Agreement), including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes (less up to US$100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares in issue, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any).

In order to provide for the disbursement of funds from the Trust Account, the Company has instructed the Trustee of the Trust Account to take all necessary actions to liquidate the Trust Account. The proceeds of the Trust Account will be held in a non-interest bearing account while awaiting disbursement to the holders of the Public Shares. Holders may redeem their shares for their pro rata portion of the proceeds of the Trust Account (less $100,000 of interest to pay dissolution expenses) by delivering their Public Shares or units to CST, as transfer agent. Investors holding through a broker need to take no action in order to receive payment. The redemption of the Public Shares is expected to be completed on or about October 3, 2023 (the “Redemption Date”). At the close of business on the business day prior to the Redemption Date, the Company will stop trading its Public Shares, and each Public Share held at that time will represent the right to receive the redemption amount of approximately $10.87 (without giving effect to any interest that may be withdrawn to pay for taxes and dissolution expenses).

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants.

The Company’s initial sponsors, executive officers and directors have waived their rights to liquidating distributions from the Trust Account with respect to any founder shares or shares of Class A Common Stock they hold. However, if the Company’s sponsor, executive officers or directors acquired any shares of Class A Common Stock in or after the IPO through open market purchases, they are entitled to liquidating distributions from the Trust Account with respect to such Public Shares.

The Company expects that Nasdaq will file a Form 25 with the United States Securities and Exchange Commission (the “SEC”) to delist the Company’s securities. The Company thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

On September 22, 2023, the Company issued a press release announcing that it intends to dissolve and liquidate in accordance with the provisions of its Certificate of Incorporation and Trust Agreement and will redeem all of its Public Shares. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release, dated as of September 22, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LF Capital Acquisition Corp. II

Date: September 22, 2023	By:	/s/ Elias Farhat
Elias Farhat
Chief Executive Officer